                                 Exhibit 10.33


                             MANAGEMENT AGREEMENT

        THIS MANAGEMENT AGREEMENT (the "Agreement") is made and entered into as of the 27th day of August, 1996, by and between ANGELIKA FILM CENTERS LLC, a Delaware limited liability company ("Owner"), and CITY CINEMAS CORPORATION, a New York corporation ("Manager").

                                   RECITALS

        A. Owner is the current owner or lessee under the lease dated as of March 4, 1988 (as amended, modified or supplemented from time to time, the "Lease") between Cable Building Associates, as lessor, and Houston Cinema Inc., as lessee, of the premises commonly known as the Angelika Theatre (the "Theatre") located at 18 W. Houston, in the Borough of Manhattan, City of New York, as such Lease was subsequently assigned to Angelika Film Centers, Inc., and then further assigned to the Company.

        B. Manager is experienced in operating and managing motion picture theatres and buying and booking films.

        C. Owner desires to engage Manager to manage the Theatre and Manager desires to manager the Theatre for (i) an annual Management Fee of One Hundred Twenty-Five Thousand Dollars ($125,000), adjusted as described herein, and (ii) a Bonus Fee equal to the positive difference, if any, between (a) the lesser of (1) fifty percent (50%) the "Net Excess Amount," or (2) five percent (5%) of "Gross Income," and (b) an amount equal to the Management Fee, all as described in Section 5 below.

                                   AGREEMENT

        NOW, THEREFORE, in consideration of the above stated premises, the mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner and Manager agree follows:

        1.      APPOINTMENT
                -----------

                Commencing August 27, 1996 (the "Commencement Date") and continuing thereafter until December 31, 2003 (the"Initial Term"), Owner hereby engages Manager to operate, manage and maintain the Theatre in accordance with the terms and conditions set forth in this Agreement, and Manager hereby accepts such engagement. After the Initial Term, this Agreement shall automatically renew and continue in full force and effect for successive one (1) year periods (the "Successive Terms") unless and until either party terminates this Agreement by giving to the other party written notice of its desire to terminate the Agreement, delivered no less than one hundred.

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eighty (180) days prior to the expiration of either the Initial Term, or any
Successive Term.

         2.    POWERS OF MANAGER.
               ------------------

               2.1     Grant and Delegation.  Owner hereby grants and delegates
                       ---------------------
to Manager the following authority, powers and duties:

                       (a)     Licensing.  To arrange licensing for all motion
                               ---------
               picture films for the Theatre; provided it is understood that administrative fees shall be the responsibility of Manager;

                       (b)     Maintenance and Repair.  To maintain or cause to
                               ----------------------
               be maintained the Theatre; to make or cause to be made and supervise minor repairs; to purchase supplies required for the operation and maintenance of the Theatre, and pay all bills therefor, and to report to Owner any conditions in the Theatre requiring the attention of Owner; provided that Manager shall not make any expenditures for maintenance and repairs in excess of $25,000.00, except for emergency repairs if, in the opinion of Manager, such repairs are necessary to protect the Theatre or its patrons or personnel;

                       (c)     Employees.  To hire theatre personnel, in such
                               ---------
               reasonable numbers as shall be required for the operation and maintenance of the Theatre and to supervise, direct and discharge all such theatre personnel; all such theatre personnel are to be deemed the employees of Manager and not of Owner;

                       (d)     Utilities and Service Contracts.  To make
                               -------------------------------
               arrangements for electricity, gas, fuel, water and telephone service and any and all necessary contracts for landscaping, security, elevator maintenance, window cleaning, trash and rubbish hauling, pest control, HVAC and similar services;

                       (e)     Taxes.  To promptly send to Owner upon receipt,
                               -----
               all notices of assessment or reassessment and tax bills affecting the Theatre; provided that Manager will be responsible to pay before delinquency any and all taxes and assessments (other than income taxes) on behalf of Owner. In no event shall Manager have any obligation for the payment of any income and/or estate or other taxes of Owner;

                       (f)     Licenses and Permits.  To acquire and keep in
                               --------------------
               force all licenses and permits required for the operation of the Theatre as a motion picture theatre with concession and merchandising facilities and operations and such uses incidental or accessory thereto;

                       (g)     Insurance.  To obtain for the benefit of Owner,
                               ---------
               and for the Landlord

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under the Lease (if and to the extent required under the Lease), the following insurance, and to cooperate with the insurance carriers under such policies to make, administer and settle any claims thereunder:

             1. Comprehensive general liability insurance (including bodily injury and property damage) in an amount not less than a combined single limit of Ten Million Dollars ($10,000,000), or such other amount as may be agreed upon by Owner or Manager;

             2. Property damage insurance covering the Theatre and all improvements and property, providing "all risk" protection coverage; and

             3. Such other insurance as may be required to be carried by Owner under the terms of the Lease and otherwise as may be reasonably agreed upon by Owner and Manager from time to time.

Manager shall also be named as an insured under any policy carried under this subparagraph (g); at Manager's option, Manager may fulfill its obligations hereunder by naming Owner (and, if and to the extent required under the Lease, Landlord) as an additional insured(s) under any applicable blanket insurance policy Manager may carry, and charge Owner its pro rata share of such coverage; provided, however, that Owner may, at its election, require that such insurance be obtained through one or more insurance companies, agencies or brokers providing such insurance or service to Owner or any one or more of its affiliates.

       (h)   Advertising.  To advertise the films to be exhibited in the Theatre
             ------------
in such manner as is customary in the industry. Manager may combine such advertisement of films to be exhibited in other theatres owned or operated by Manager; provided, however, that only the prorated cost of such advertisement properly allocable to the Theatre shall be charged as expenses of the Theatre; provided, further, however, that Manager will consult with and follow the directions of Owner with respect to the use of the "Angelika" name and will take commercially reasonable measures to protect the goodwill associated therewith.

       (i)   Concessions.  To purchase inventory and supplies;
             ------------

       (j)   Supervision.  To supervise the general operation of the Theatre;
             ------------
and

       (k)   Payment of Operating Expenses.  To incur and pay or cause to be
             ------------------------------
paid, out of Gross Income and any operating reserve which may be established, all normal and proper operating expenses of the Theatre (except mortgage payments, if any, which shall be paid directly by Owner) incurred or authorized by Manager in the performance of the duties required to be


                                    Page 3
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              performed by Manager under this Agreement. All such expenses incurred by Manager, including, without limitation, (i) rental under the Lease; (ii) the prorated cost of labor (including without limitation the prorated cost of fringe benefits, withholdings, payroll accounting and overhead in connection with such labor) employed by Manager and of the equipment of Manager used in connection with and while engaged on site in the operation, maintenance and repair of the Theatre; and (iii) the cost of the items and services described in subparts (a)-(i), above, shall be charged as expenses of the Theatre. Notwithstanding the foregoing, the following expenses incurred by Manager under this Agreement shall not be paid out of Gross Income or the operating reserve, they being deemed expenses not properly allocable to the Theatre, but rather deemed expenses of Manager for which Manager is compensated by the Management Fee: (i) expenses for off-site office and administration, and (ii) direct or indirect overhead expenses.

     2.2  Reservation.  All powers not expressly granted to Manager by this
          -----------
Agreement are reserved by Owner.

     3.   DUTIES OF MANAGER.
          -----------------

     3.1  Management. Manager agrees to use reasonable efforts in the exercise
          ----------
of the powers conferred and assumed in Section 2.1 hereof and in the operation, management and maintenance of the Theatre in accordance with this Agreement.

     3.2  Accounting.
          ----------

          (a) Manager shall maintain books of account based upon its ordinary accounting practices at its offices in Los Angeles, California, with respect to the Theatre. Said books of account shall be available to properly authorized representatives and agents of Owner during all reasonable business hours upon reasonable notice. Manager shall furnish Owner with a monthly profit and loss statement in a form normally and customarily used by Manager, which form shall show all receipts and estimated expenses of the Theatre for the preceding month, and shall furnish Owner with weekly reports of "Gross Income" (as hereinafter defined) after the close of each week. Manager shall retain all original statements and invoices for the expenses of the Theatre for a period of at least two (2) years and such statements shall be available to Owner during all reasonable business hours upon reasonable notice.

          (b) As soon as practicable, but in any event within forty-five (45) days of the end of each calendar year, Manager shall prepare and furnish to Owner a balance sheet, a statement of cash flows and a profit and loss statement which shall show the Gross Income and actual expenses of the Theatre for the immediately preceding calendar year, each based upon generally accepted accounting principles consistently applied. Manager understands

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that Owner's affiliate, Reading Company, will use such information in the preparation of its annual audited financial statements and agrees to cooperate fully with Reading Company's independent public accountants in the preparation of such audited financial statements. Similar information will be provided quarterly by Manager within twenty-five (25) days after the end of each of the first three calendar quarters of each calendar year.

3.3  Bank Account.
     ------------

     (a) Manager shall cause a bank account or bank accounts (hereinafter collectively referred to as the "Bank Accounts") to be opened and maintained separate and apart from all other bank accounts of Manager for the sole purpose of handling transactions under this Agreement. All receipts from the operation of the Theatre shall be deposited in the Bank Account, and all payments of costs, expenses and charges to be made by Manager under this Agreement (including the remuneration to be paid Manager as hereinafter provided) shall be paid out of the Bank Account. In the event the balance in the Bank Account is insufficient to enable Manager to meet the obligations incurred or accrued pursuant to the provisions of this Agreement as they mature, Owner, within five
(5) days following receipt of a request from Manager, shall furnish such additional sums to Manager as Manager may reasonably require in order to enable Manager to meet said obligations as they mature. Manager shall have the right, but shall not be obligated, to advance on behalf of Owner, upon the failure of Owner to timely provide such sums, the amounts which Manager requires for such purposes. Manager is hereby authorized at any time, in the event of such advances by it, to withdraw from the Bank Account, after five (5) days notice to Owner, sufficient sums to repay itself with interest thereon at the fluctuating rate equal to the discount rate announced from time to time by the Federal Reserve Bank of San Francisco, plus 200 basis points, or the maximum amount allowed by law, whichever is less (the "Agreement Rate"). The Bank Account will be the property of the Owner. Any check of more than $50,000 (other than regularly scheduled periodic payments such as rent) shall be subject to the written authorization of Robert Smerling or, in his absence another designee acceptable to Owner.

     (b) All withdrawals from the Bank account shall be made by checks signed by the authorized signatories of Manager, and Manager will furnish to Owner, within thirty (30) days following the expiration of each month, a statement of the receipts and expenses of the operation of the Theatre during such month.

     (c) As often as reasonably practicable, but in no event less than promptly following the end of each calendar month, Manager shall remit to Owner, from the Bank Account, the excess of moneys which were on deposit therein at the expiration of such theatre month, or other applicable period, after deducting the amount required to make the payments herein provided to be paid by or to Manager during such month and reasonable reserves for anticipated expenses.

3.4  Notices and Documents.  Manager shall advise Owner promptly of the service
     ---------------------
upon

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Manager of any summons, subpoena, or other like legal document, including any notices, letters or other communications setting out or claiming an actual or alleged potential liability of Owner or the Theatre (including all notices from any landlord), and will reasonably cooperate with Owner in connection with any legal or arbitration proceeding arising in connection with the Theatre, or its operation. Manager shall also notify Owner promptly of (i) any notice of violation or claimed violation of any Governmental requirement; (ii) any material damage to the Theatre; and (iii) any actual or alledged personal injury or property damage occurring to or formally claimed by any landlord, third party or employee on or with respect to the Theatre.

        4.    TERMINATION
              -----------

        4.1.  Default by Manager.  In the event of a breach of the provisions of
              ------------------
this Agreement by Manager, Owner shall have the right to give to Manager thirty
(30) days' written notice to cure such breach, and in the event of the failure of Manager to do so within such period, Owner shall have the right to thereafter terminate this Agreement upon least thirty (30) days' written notice of such election to terminate, such termination to be effective as of the end of the first full month following the giving of such termination notice; provided that if the breach is of such nature that it cannot be cured within such thirty (30) day period, this Agreement shall not be terminable on account of such breach so long as, within such thirty (30) day period, Manager shall have commenced to cure such breach and shall thereafter dilligently prosecute the cure thereof.

        4.2.  Default by Owner.  In the event of any failure by Owner to supply
              ----------------
and funds required under this Agreement, Manager shall have the right to terminate this Agreement upon five (5) days' written notice to Owner, or such longer time as such notice may state, unless Owner has, within such time period, deposited such funds in the BankAccount or otherwise delivered to Manager good and sufficient funds in the amount required. In the event of any other breach of the provisions of this Agreement by Owner, Manager shall have the right to give to Owner thirty (30) days written notice to cure such breach, and in the event of the failure of Owner to do so within such period, Manager shall have the right to thereafter terminate this Agreement upon an additional thirty (30) days written notice of such election to terminate, such termination to be effective as of the end of the first full month following the giving of such termination notice; provided that if the breach is of such nature that it cannot be cured within such thirty (30) day period, this Agreement shall not be terminable on account of such breach so long as, within such thirty (30) day period, Owner shall have commenced to cure such breach and shall thereafter diligently prosecute the cure thereof.

        4.3. Special Owner Termination Rights: Owner will have the right, but
             --------------------------------
not the obligation to terminate this Agreement in the event of any of the following:

                (a) Bankruptcy:  Immediately, with or without notice, in the
                    ----------
event of any Event of Bankruptcy by Manager or any affiliate of Manager. "Event of Bankruptcy" shall mean the filing of a voluntary or involuntary petition in bankruptcy with respect to such party (unless in the case of an involuntary petition, the same is dismissed within sixty (60) days); the adjudication of such party as insolvent; the filing of a petition or answer with respect to such party seeking any reorganization, liquidation, or similar relief for itself under the present or any future applicable law relating to relief for debtors (unless, in the case of a petition filed against such party, the same is dismissed within sixty (60)
days); or the appointment of any trustee, receiver, conservator, or liquidated with respect to all or any substantial part of such party's property (where possession of such property is not restored to such party within in sixty (60)
days).

          (b)  Change of Control:  Upon not less than five (5) days notice in
               -----------------
the event that more than 50% of the capital stock or partnership interests of Manager or Sutton Hill Associates are transferred to a person or persons unaffiliated with James J. Cotter and/or Michael Forman. Manager agrees to give written notice to Owner both of any such contemplated transfer and of the completion of any such transfer.

          (c)  Sale of Interest:  Upon not less than five (5) days notice in the
               ----------------
event that all or any portion of the equity interest in Owner currently held by Sutton Hill Associates is sold to a person or persons unaffiliated with James J. Cotter and/or Michael Forman. Manager agrees to give written notice to Owner both of any such contemplated sale and of the completion of any such sale.

     4.4  Effect of Termination on Booking. Notwithstanding the term provided
          --------------------------------
for in Section 1 or the giving of any earlier notice of termination pursuant to any of Sections 4.1 through 4.3 above, Manager shall during the entire term of this Agreement continue to use its reasonable efforts to book films for exhibition in the Theatre in accordance with reasonable industry standards, even though such films may have exhibition dates after the termination of this Agreement. Owner shall honor all booking commitments for the Theatre made prior to the termination of this Agreement, notwithstanding that such bookings may be for the period after the effective date of termination of this Agreement.

     4.5  Delivery of Records; Final Accounting.  Upon termination, Manager
          -------------------------------------
shall (i) deliver to Owner all books, records and the like maintained solely in connection with the operation and management of the Theatre; (ii) render a final accounting to Owner within ninety (90) days after termination, reflecting the balance of income and expenses of the Theatre, as of the date of termination; and (iii) deliver to Owner the balance of the Bank Account.

     4.6  Right of Termination on Other Remedies.  The right to terminate
          ---------------------------------------
provided under this Section 4 shall be in addition to, and not in lieu of, any other rights or remedies which the parties may have under this Agreement, at law or in equity, including, without limitation, the right to receive specific performance and/or to obtain damages.

     5.   COMPENSATION TO MANAGER.
          -----------------------

     5.1  Gross Income Defined.  For the purposes of this Agreement, the term
          --------------------
"Gross Income" shall mean: (i) all monies received for admission to the Theatre, exclusive of admission taxes or other taxes required by law to be collected from the patron at the time of the sale of the tickets at the

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box office or other place where admissions are sold, and exclusive of all bona fide refunds made to patrons; (ii) all monies received from sales of food, beverages and merchandise at the Theatre, exclusive of sales tax required by law to be paid in connection with such sales; (iii) the gross amount received (less any applicable taxes) from the use of the Theatre in its entirety by a third party for the exhibitions of films (i.e., a "four wall deal") or for theatrical performances, lectures, concerts or the like where the party using the Theatre is entitled to retain the receipts from admissions to such event and pays a flat fee or percentage of receipts for such use; (iv) the receipts from any vending or video machines located at the Theatre; (v) if applicable, parking receipts; and (vi) all other monies received from the operation or use of the Theatre (including without limitation, rebates, commissions and shrinkage and all revenues obtained in connection with the advertising of the Theatre or motion pictures exhibited therein). Admission prices and classifications shall be determined by Manager, subject to the approval of Owner prior to any change, which approval shall not be unreasonably withheld or delayed.

          5.2  Net Income Defined.  For the purposes of this Agreement, the term
               ------------------
"Net Income" shall be defined as the "Gross Income" less the sum of all ordinary and necessary operating expenses of Theatre paid by Manager or Owner pursuant to
Section 2.1(k) ("Theatre Expenses"); provided it is understood, for purposes of this Agreement, payments of principal and interest in respect of any indebtedness of the Company and the Management Fee shall not be deemed Theatre Expenses.

          5.3  Net Excess Amount.  For purposes of this Agreement, the term "Net
               -----------------
Excess Amount" shall be defined as the positive difference, if any, between the Net Income and the Net Income Base.

          5.4  Net Income Base.  For purposes of this Agreement, the term "Net
               ---------------
Income Base" shall be defined as an amount equal to $2 million; provided that on the third, sixth and ninth anniversaries hereof and each such third anniversary thereafter during the term of this Agreement, such amount shall be adjusted by an amount (such amount referred to herein as the "Inflation Amount"), equal to the cumulative inflation rate over each such three-year period; provided further that the Inflation Amount shall in no event exceed 9%.

          5.5  Management Fee/Bonus Fee.  As compensation to Manager for the
               ------------------------
full and faithful performance of its duties under this Agreement, Owner shall pay Manager the Management Fee and Bonus Fee described below.

               (a) The Management Fee as to each "Management Year" (as defined below) shall be the amount of One Hundred Twenty-Five Thousand Dollars ($125,000); provided that on the third, sixth and ninth anniversaries hereof and each such third anniversary thereafter during the term of this Agreement, such amount shall be adjusted by the Inflation Amount, provided further that the Inflation Amount shall in no event exceed 9%. The Management Fee shall be prorated for any Management Year comprised of less than twelve (12) calendar months.

               (b) The Bonus Fee as to each Management Year shall be an amount equal to the positive difference, if any, between (A) the lesser of (i) five (5) percent of Gross Income for such

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Management Year as specified in Recital C above, or (ii) fifty percent (50%) of the Net Excess Amount for such Management Year; and (B) an amount equal to the Management Fee paid to Manager with respect to such Management Year. In the event this Agreement is terminated on other than the end of a Management Year, the Bonus Fee shall be payable to Manager for such incomplete Management Year, if the Net Income for such partial Management Year is equal to, or greater than, the product of the Net Income Base multiplied by a fraction, the denominator of which is twelve (12), and the numerator of which is the number of calendar months comprising such partial Management Year. With respect to the first Management Year, the Bonus Fee shall be payable to Manager for such Management Year if the Net Income for such Management Year is equal to, or greater than an amount equal to the product of $2,000,000 multiplied by a fraction the numerator of which is the number of calendar days remaining in the first Management Year and the denominator of which is 365. As used herein, the term "Management Year" shall mean, as to the first Management Year, the period commencing on the date hereof and terminating December 31, 1996; thereafter, the term "Management Year" shall mean the twelve month period commencing January 1, 1997, and terminating December 31, 1997, and each twelve (12) calendar month period thereafter.

          5.6  Payment of Management Fee and Bonus Fee.  The Management Fee and
               ---------------------------------------
Bonus Fee shall be determined and payable as follows:

               (a) Manager shall be entitled to withdraw from the Bank Account, as its Management Fee for such month, an amount equal to one-twelfth (1/12) of the annual Management Fee.

               (b) Within ninety (90) calendar days after the end of each Management Year, and within ninety (90) calendar days after the termination date of this Agreement, Manager shall furnish to Owner a statement in writing showing the total Gross Income and Net Income for the Theatre for such Management Year (or, with respect to the final statement following the termination of this Agreement, for such portion of such Management Year). Promptly thereafter, Manager shall receive and be entitled to its Bonus Fee (if applicable).

          6.   ACKNOWLEDGMENT AND OBLIGATIONS OF OWNER.
               ---------------------------------------

          6.1  Operations of Other Theatres by Manager.  Owner specifically
               ---------------------------------------
acknowledges that Manager and its affiliates own and operate other theatres in the same area in which the Theatre is located, which are in direct competition with the Theatre, and nothing herein contained shall in any way affect the right of Manager and its affiliates now or in the future to own, operate, or manage, or book and buy for other theatres for their own account or for the account of others or to expand or contract their operations.

          6.2  Lease.  Owner shall remain obligated to perform all of its
               ------
obligations as tenant under the Lease. Manager shall, however, perform certain of those obligations on Owner's behalf as its agent, but only as provided for in this Agreement, and Manager shall have no obligation to the

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Landlord under the Lease.

          6.3  Limitation on Damages.  Owner acknowledges and agrees that in no
               ---------------------
event shall Manager be liable, under Sections 4.5 and 7 or at law or otherwise, for punitive or consequential damages.

          7.   INDEMNIFICATION.
               ---------------

          7.1  Indemnification by Manager. Manager shall defend, indemnify and
               --------------------------
hold Owner harmless from and against any and all claims, demands, causes of action, loss and liability to third parties (including all costs and reasonable attorneys' fees) arising out of or resulting from (i) breach by Manager (or Manager's agents, employees or subcontractors) of any of its duties or obligations under this Agreement (except that Manager shall have no liability for (a) failure to take any action under this Agreement that requires Owner's prior approval or authorization, if Manager notified Owner that such action is necessary and Owner has refused or failed to authorize Manager to take the same or (b) any action taken in good faith by Manager under this Agreement (x) in what it reasonably believed to be the best interests of Owner and consistent with the approvals or authority given to it under or pursuant to this Agreement or (y) with Owner's knowledge or consent); or (ii) actions taken by Manager outside the scope of this Agreement. If under this Section 7.1, Manager defends, indemnifies, or holds Owner harmless with respect to an item that is covered by an insurance policy obtained in accordance with the provisions of Subparagraph 2.1(g) hereof, then to the extent that amounts are actually paid under such insurance policy in connection with such item, the liability of Manager under this Section 7.1 in connection with such item shall be reduced.

          7.2  Indemnification by Owner.  Owner shall defend, indemnify and hold
               ------------------------
Manager harmless from and against any and all claims, demands, causes of action, loss and liability to third parties (including all costs and reasonable attorneys' fees) arising out of or resulting from (i) damage to property, or injury to, or death of, persons (including the property and person of the parties hereto, and their agents, subcontractors and employees) occasioned by or in connection with the acts or omissions of Owner or Owner's agents, employees or subcontractors (including the failure to timely authorize any action; under this Agreement that requires Owner's prior approval or authorization if Manager has not yet notified Owner that the same is necessary); (ii) contracts entered into by Owner (including contracts entered into prior to the execution of this Agreement); (iii) breach by Owner (or Owner's agents, employees or subcontractors), of any of its duties or obligations under this Agreement; and
(iv) any act or action taken by Manager pursuant to this Agreement (including without limitation the booking and buying of motion picture films and inventory for the Theater) taken in good faith (x) in what Manager reasonably believed to be consistent with the approvals or authority given to it under or pursuant to this Agreement or (y) or with Owner's knowledge or consent. Notwithstanding anything to the contrary contained herein, it is understood and agreed that Owner shall advance to Manager all costs of litigation , (including without limitation reasonable attorneys' fees) and pay any judgments and/or settlements resulting from litigation in the event that Manager is made a defendant in any litigation resulting from its activities under this Agreement except to the extent it is ultimately determined that such liability is the proximate result of a matter with respect to which Manager is not entitled to indemnification hereunder; provided that Manager undertakes to repay such advances, together with interest, in the event it is ultimately determined that it was not entitled to indemnification. Interest will be calculated at the Agreement Rate.

If, under this Section 7.2, Owner defends, indemnifies, or holds Manager harmless with respect to an item that is covered by an insurance policy obtained in accordance with the provisions of Subparagraph 2.1(g) hereof, then to the extent that amounts are actually paid under such insurance policy in connection with such item, the liability of Owner under this Section 7.2 in connection with such item shall be reduced.

          7.3  Procedure Relative to Indemnification.
               -------------------------------------

               (a) In the event that any party hereto shall claim that it is entitled to be indemnified pursuant to the terms of this Section 7 (the "Indemnified Claim"), it (the "Claiming Party") shall so notify the party against which the Indemnified Claim is made (the "Indemnifying Party") in writing of such Indemnified Claim within ninety (90) days after receipt of a notice of such Indemnified Claim or notice of any claim of a third party that may reasonably be expected to result in a claim by such party (the "Third Party Claim") against the party to which such notice is given; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such notice shall specify the nature of the Indemnified Claim and the liability, loss, cost or expense incurred by or imposed upon the Claiming Party on account hereof. If such liability, loss, cost or expense is liquidated in amount, the notice shall so state and such amount shall be deemed the amount of the claim of the Claiming Party. If the amount is not liquidated, the notice shall so state and in such event an Indemnified Claim shall be deemed asserted against the Indemnifying Party on behalf of the Claiming Party, but no payment shall be made on account thereof until the amount of such Indemnified Claim is liquidated and finally determined.

               (b) The Indemnifying Party shall, upon receipt of such written notice and at its expense, defend such Indemnified Claim in its own name or, if necessary, in the name of the Claiming Party unless the Claiming Party reasonably believes that its interests are adverse to those of the Indemnifying Party in which event the Claiming Party may control its defense of the claim and be reimbursed for its expenses, including reasonable attorneys' fees, as herein provided. The Claiming Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested of it, and the Claiming Party shall have the right, at its expense (except as provided above), to participate in the defense. The Indemnifying Party shall have the right to settle and compromise any Third Party Claim only with the consent of the Claiming Party unless the settlement does not involve any confession or other acknowledgment of wrongdoing by the Claiming Party and provides a complete release of all Third Party Claims against it, in which event the Claiming Party's consent shall not be required. If the proceeding involves a matter solely of concern to the Claiming Party in addition to the claim for which indemnification under this Section 7 is being sought, such matter shall be within the sole responsibility of the Claiming Party and its counsel.

               (c) In the event the Indemnifying Party shall notify the Claiming Party that it disputes any Indemnified Claim made by the Claiming Party and/or it shall refuse to conduct a defense against any Third Party Claim, then the Claiming Party shall have the right to conduct a defense against such Third Party Claim and shall have the right to settle and compromise such Third Party Claim without the consent of the Indemnifying Party. Once the amount of such claim is liquidated and the claim is finally determined, the Claiming Party shall be entitled to pursue each and every remedy available to it at law or in equity to enforce the indemnification provisions of this Section 7 and, in the event it is determined, or the Indemnifying Party agrees, that it is obligated to indemnify the Claiming Party for such Third Party and Indemnified Claim, the Indemnifying Party agrees to pay, in addition to all damages, costs, expenses, and fees, including all reasonable attorneys' fees which may be incurred by the Claiming Party in attempting to enforce indemnification under this Section 7, whether the same shall be enforced by suit or otherwise, and interest thereon at the Agreement Rate.

          7.4  Effect of Insurance and Other Benefits.  The determination of any
               --------------------------------------
liability, claim, lien, encumbrance, charge, fine or penalty for which indemnification may be claimed under this Section 7 shall be net of any benefit derived and insurance proceeds received by the party bearing such liability, claim, lien, encumbrance, charge, fine or penalty as a result thereof.

          8.   GENERAL PROVISIONS
               ------------------

          8.1  Counterparts.  This Agreement may be executed in counterparts ,
               ------------
each of which shall be deemed an original, but all or which, taken together, shall constitute one and the same instrument.

          8.2  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
between the parties respecting the subject matter of this Agreement and supersedes all prior understanding and agreements, whether oral or in writing, between the parties respecting the subject matter of this Agreement.

          8.3  Legal Advice;  Neutral Interpretation.  Each party has received
               -------------------------------------
independent legal advice from its attorneys with respect to the advisability executing this Agreement and the meaning of the provisions hereof. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question.

          8.4  Choice of Law.  This Agreement shall be governed by the laws of
               -------------
the State of New York, applicable to contracts entirely performed and made in New York.

          8.5  Severability.  If any term, covenant, condition or provision of
               ------------
this Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

          8.6   Waiver of Covenants, Conditions or Remedies.  The waiver by one
                -------------------------------------------
party of the performance of any covenant or condition under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant or condition under this Agreement. The waiver by either or both parties of the time for performing any act under this Agreement shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law, and the provision in this Agreement for any remedy shall not exclude other consistent remedies unless they are expressly excluded.

          8.7   Exhibits.  All exhibits to which reference is made in  this
                --------
Agreement are deemed incorporated in this Agreement.

          8.8   Amendment.  This Agreement may be amended only by  the written
                ---------
agreement of owner and manager. All amendments, changes, revisions and discharges of this Agreement, in whole or in part, and from time to time, shall be binding upon the parties despite any lack of legal consideration, so long as the same shall be in writing and executed by the parties hereto.

          8.9   Relationship of Parties.  The parties agree that their
                -----------------------
relationship is that of owner and manager, and that nothing contained herein shall constitute either party as employee or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization, joint venture or partnership between the parties hereto or as giving Manager any type of property interest in the Theatre, nor is either party granted any right or authority to assume or create any obligation or responsibility on behalf of the other party, except as otherwise provided herein, nor shall either party be in any way liable to third parties for any debt of the other.

          8.10  No Third Party Benefit.  This Agreement is intended to benefit
                ----------------------
only the parties hereto and no other person or entity has or shall acquire any rights hereunder.

          8.11  Time of the Essence.  Time shall be of the essence as to all
                -------------------
dates and times of performance contained herein.

          8.12  Further Acts.  Each party agrees to perform any further acts and
                ------------
to execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

          8.13  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
and shall inure to the benefit of the successors and assigns of the parties to this Agreement; provided, however, that in the event of assignment to any person other than a wholly owned subsidiary, parent or sister company, or pursuant to a sale of all or substantially all of the assets of the assigning party to a single buyer, any such assignment shall give rise to a right of termination by the non-assigning party which right may be exercised at any time within ninety
(90) days of the effectuation of such assignment.

          8.14  Manner of Giving Notice.  All notices and demands which either
                -----------------------
party is required or desires to give to the other shall be given in writing by personal delivery or by express courier services or by certified mail, return receipt requested, to the address set forth below for the respective party, provided that if any party gives notice of a change of name or address, notices to that party shall thereafter be given as demanded in that notice. All notices and demands given by personal delivery or by express courier service shall be effective on the date of delivery; all notices and demands given by mail as set forth above shall be effective on the fourth business day after mailing.

To Owner:                         With copies to:
---------                         ---------------

Angelika Film Centers, LLC        Reading Company
c/o Reading Company               c/o Craig Corporation
The Graham Building               550 South Hope Street, Suite 1825
One Penn Square West              Los Angeles, CA  90071
30 S. l5th St., Ste.l300          Attn:  S. Craig Tompkins
Philadelphia, CA  19102-4813
Attn:  James A. Wunderle

To Manager:                       With copies to:
-----------                       ---------------

City Cinemas Corporation          City Cinemas Corporation
950 Third Avenue, 26/th/ Floor    120 North Robertson Boulevard
New York, New York  10022         Third Floor
Attn:  Robert F. Smerling         Los Angeles, CA  90048
                                  Attn:  Ira S. Levin, Esq.

          IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.


                                            OWNER:

                                            Angelika Film Centers, LLC,
                                            a Delaware limited liability company


                                            By:      /s/ S. Craig Tompkins
                                               ---------------------------------
                                            Name:  S. Craig Tompkins
                                            Title:  Managing Director



                                            MANAGER:

                                            CITY CINEMAS CORPORATION,
                                            a New York corporation



                                            By:      /s/ Bradley J. Neel
                                               ---------------------------------
                                            Name:  Bradley J. Neel
                                            Title:  Secretary